                                                                    EXHIBIT 4.5



                          FIGGIE INTERNATIONAL INC.
                          -------------------------

                    SAVINGS PLAN FOR HOURLY PAID EMPLOYEES
                    ---------------------------------------









                                                Effective:  January 1, 1996

                                TABLE OF CONTENTS

                                                                     ARTICLE NO.
                                                                     -----------
NAME AND PURPOSE                                                           I
DEFINITIONS                                                                II
PARTICIPATING DIVISIONS                                                    III
ELIGIBILITY AND PARTICIPATION                                              IV
SALARY DEFERRAL CONTRIBUTIONS                                              V
INVESTMENT FUNDS AND DIRECTION OF INVESTMENT                               VI
ACCOUNTS                                                                   VII
WITHDRAWALS FROM ACCOUNTS                                                  VIII
HARDSHIP DISTRIBUTIONS                                                     IX
RETIREMENT AND TERMINATION OF EMPLOYMENT                                   X
DEATH BENEFITS                                                             XI
DISTRIBUTIONS                                                              XII
THE TRUSTEE, ITS POWERS AND DUTIES                                         XIII
INVESTMENT MANAGEMENT                                                      XIV
ADMINISTRATION                                                             XV
PROHIBITION AGAINST ALIENATION                                             XVI
AMENDMENT AND TERMINATION                                                  XVII
LIMITATIONS ON CONTRIBUTIONS                                               XVIII
LIMITATION ON ANNUAL ADDITIONS                                             XIX
TOP-HEAVY PROVISIONS                                                       XX
MISCELLANEOUS                                                              XXI



                                      (ii)

                                      INDEX

                                                                     ARTICLE NO.
                                                                     -----------
ACCOUNTS                                                                   VII
ADMINISTRATION                                                             XV
AMENDMENT AND TERMINATION                                                  XVII
SALARY DEFERRAL CONTRIBUTIONS                                              V
DEATH BENEFITS                                                             XI
DEFINITIONS                                                                II
DISTRIBUTIONS                                                              XII
ELIGIBILITY AND PARTICIPATION                                              IV
HARDSHIP DISTRIBUTIONS                                                     IX
INVESTMENT FUNDS AND DIRECTION OF INVESTMENT                               VI
INVESTMENT MANAGEMENT                                                      XIV
LIMITATION ON ANNUAL ADDITIONS                                             XIX
LIMITATIONS ON CONTRIBUTIONS                                               XVIII
MISCELLANEOUS                                                              XXI
NAME AND PURPOSE                                                           I
PARTICIPATING DIVISIONS                                                    III
PROHIBITION AGAINST ALIENATION                                             XVI
RETIREMENT AND TERMINATION OF EMPLOYMENT                                   X
THE TRUSTEE, ITS POWERS AND DUTIES                                         XIII
TOP-HEAVY PROVISIONS                                                       XX
WITHDRAWALS FROM ACCOUNTS                                                  VIII


                                      (iii)

                            FIGGIE INTERNATIONAL INC.
                     SAVINGS PLAN FOR HOURLY PAID EMPLOYEES

         THIS AGREEMENT a Declaration of Trust and Plan, is entered into by and between FIGGIE INTERNATIONAL INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter called the "Company"), and WILMINGTON TRUST COMPANY (hereinafter called the "Trustee");

                              W I T N E S S E T H:

         WHEREAS, it is the desire of the Company to provide a plan for certain of its hourly paid employees to save for their retirement and for certain other contingencies; and

         WHEREAS, it is the further desire of the Company to foster loyalty to the Company and the continuation in its service of its hourly paid employees; and

         WHEREAS, the Company has duly authorized the establishment of a Savings Plan for Hourly Paid Employees for the sole and exclusive benefit of its eligible hourly paid employees who qualify as participants hereunder and their beneficiaries as herein provided; and

         WHEREAS, the Company has duly authorized the execution of this Agreement; and

         WHEREAS, it is the intention of the Company that such Savings Plan for Hourly Paid Employees qualify under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended;


                                      (iv)

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, it is mutually agreed as follows:


                                       (v)

                                    ARTICLE I
                                NAME AND PURPOSE

         1.1 The name of this Trust and Plan is FIGGIE INTERNATIONAL INC. SAVINGS PLAN FOR HOURLY PAID EMPLOYEES. This Trust and Plan is created for the purpose of providing benefits to the participants in this Trust and Plan upon their retirement and for the purpose of providing such other benefits to such participants and their beneficiaries as are hereinafter described.


                                       1-1

                                   ARTICLE II

                                   DEFINITIONS

         Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this instrument:

         2.1 The word "accounts" shall mean "salary deferral accounts."

         2.2 The word "Administrator" shall mean the Company.

         2.3 The words "Adoption Date" shall mean the date as of which a Division shall have become a Participating Division in accordance with Article III hereof.

         2.4 The word "affiliate" shall mean any corporation or business organization during any period during which it is a member of a controlled group of corporations or trades or businesses which includes the Company within the meaning of Sections 414(b) and 414(c) of the Code or is a member of an affiliated service group which includes the Company within the meaning of
Section 414(m) of the Code.

         2.5 The word "beneficiary" shall mean any person, other than an alternate payee as defined in Section 16.1(a) hereof, who receives or is designated to receive payment of any benefit under the terms of this Trust and Plan because of the participation of another person in this Trust and Plan.

         2.6 The word "Code" shall mean the Internal Revenue Code of 1986, as such may be amended from time, and any lawful regulations or rulings thereunder.


                                       2-1

         2.7 The word "Committee" shall mean the Appeals Committee constituted under the provisions of Article XV hereof.

         2.8 The word "Company" shall mean FIGGIE INTERNATIONAL INC. or any successor corporation or business organization which shall assume the obligations of the Company under this Trust and Plan as provided herein with respect to the participants.

         2.9 The word "compensation" shall generally mean taxable remuneration paid to an employee for services rendered to the Company or an affiliate which must be reported as wages on the employee's Form W-2 for income tax purposes. Compensation shall be increased for salary reduction amounts which are excluded from the taxable income of the employee under Sections 125, 402(e)(3) and 402(h) of the Code. Compensation shall be reduced by all of the following amounts even if they are taxable to the employee:

         (a) all amounts related to any funded deferred compensation plan, whether or not qualified;

         (b)      expense reimbursements, expense allowances or moving expenses;

         (c) all amounts related to restricted property or stock options, whether qualified or nonqualified; and

         (d)      any cash or non-cash fringe benefits or welfare benefits.

"Compensation" shall not include any remuneration paid to an employee during a period in which he is not an active participant in this Trust and Plan. In addition, an employee's "compensation" shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00) (plus any adjustment for cost-of-living or otherwise as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17) and 415(d) of the Code).


                                       2-2

         In determining the limit on "compensation" set forth in the preceding sentences, the family aggregation rules contained in Section 414(q) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age nineteen (19) before the close of the plan year. If, as a result of the application of such family aggregation rules, the limit on "compensation" set forth above is exceeded, the amount of each family member's "compensation" which shall count toward the limit shall equal that portion of the limit which bears the same relationship to the limit as such family member's "compensation" as determined under this Section prior to the application of such "compensation" limit ("unlimited compensation") bears to the total unlimited compensation of all the family members.

         2.10 The word "Division" shall mean any Division, Department, Plant or Subsidiary of the Company or any Division, Department, or Plant of a Subsidiary of the Company.

         2.11 The words "effective date" of this Trust and Plan shall mean January 1, 1996.

         2.12 The word "employee" shall mean any employee, whether salaried or hourly paid or whether full-time or part-time, of the Company or any affiliate and shall also include a leased employee.

         2.13 The words "enrollment date" shall mean the first day of any calendar quarter occurring on or after the effective date.


                                       2-3

         2.14 The acronym "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as such may be amended from time to time, and any lawful regulations or rulings thereunder.

         2.15 The word "hours" shall mean for any employee the actual number of hours for which he is directly or indirectly paid or entitled to payment by the Company or any affiliate, including payments pursuant to an award or agreement requiring the Company or an affiliate to pay back wages, irrespective of mitigation of damages. Hours due to a back pay award or agreement shall be credited in the calendar year or calendar years to which the award or agreement pertains, rather than in the calendar year in which the award, agreement or payment is made and shall be credited only to the extent such hours are not otherwise credited. For the purposes of this Trust and Plan, any hours which are compensated at overtime or premium rates shall be computed as straight-time hours. During any period an employee is directly or indirectly paid while performing no services for the Company or an affiliate (irrespective of whether he has terminated employment) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, he shall be credited with hours in accordance with Department of Labor Regulations Sections 2530.200b-2(b) and (c) at the rate of eight (8) hours per day and forty (40) hours per week. Notwithstanding the foregoing,

         (a) no employee shall be credited with more than 501 hours with respect to payments he receives or is entitled to receive during any single continuous period during which he performs no services for the Company or an affiliate;


                                       2-4

         (b) no employee shall be credited with hours with re- spect to payments he receives or is entitled to receive during a period when he performs no services for the Company or an affiliate under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, disability insurance or Federal Social Security laws; and

         (c) no employee or former employee shall be credited with hours with respect to payments he receives or is entitled to receive under a pension benefit plan or program to which the Company or an affiliate has contributed during a period when he performs no services for the Company or an affiliate.

         2.16 The words "investment fund" shall mean a fund established, maintained and administered by the Trustee pursuant to Articles VI and XIV hereof.

         2.17 The words "leased employee" shall mean any individual (other than a common-law employee of a Participating Division or an affiliate) who, pursuant to an agreement between a Participating Division or an affiliate and any leasing organization, has performed services for the Participating Division or an affiliate or for related persons, as determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year; provided, however, that such services are of a type historically performed by employees in the business field of the Participating Division or affiliate.

         2.18 The words "military service" shall mean duty in the Armed Forces of the United States, whether voluntary or involuntary, provided that the employee serves not more than one voluntary enlistment or tour of duty, and further provided that


                                       2-5
such voluntary enlistment or tour of duty does not follow involuntary duty.

         2.19 The words "normal retirement date" shall mean for each participant the later of the following:

         (a)      the date on which he attains age sixty-five (65); and

         (b) the earlier of the fifth (5th) anniversary of the date on which he became a participant in this Trust and Plan or the date of his completion of five (5) years of eligibility service as defined in Section 4.1(i) hereof.

         2.20 The word "participant" shall mean any eligible employee who has become a participant in this Trust and Plan in accordance with Article IV hereof or a Supplemental Agreement. A person shall cease to be a participant upon his termination of employment. A participant shall be considered to be an "active participant" during any period of employment except for:

         (a)      any period during which he is compensated on a salaried basis;

         (b) any period during which his terms and conditions of employment are covered by a collective bargaining agreement which does not require him to be included in this Trust and Plan;

         (c) any period during which he is not a resident or citizen of the United States and his principal place of employment is not in the United States or Puerto Rico;

         (d) any period during which he is not employed by a Participating Division;

         (e) any period during which he is designated as an inactive participant by a Supplemental Agreement by which he is covered;

         (f) any period during which he is receiving disability benefits under any sick leave, short term disability program or long term disability program of the Company or any affiliate; and


                                       2-6

         (g)      any period he is a leased employee.

         2.21 The words "Participating Division" shall mean any Division which is or shall become a Participating Division in this Trust and Plan pursuant to
Article III hereof.

         2.22 The words "permanent and total disability" shall mean any disability for which the participant is entitled to receive and is receiving disability insurance benefits under Title II of the Federal Social Security Act.

         2.23 The words "plan year" shall mean the calendar year. The first plan year shall be deemed to have commenced on January 1, 1996 and to end on December 31, 1996.

         2.24 The words "salary deferral contributions" shall mean contributions made to this Trust and Plan by the Company on behalf of an active participant pursuant to such active participant's election under Section 5.1 hereof and paid to the Trustee pursuant to Section 5.3 hereof.

         2.25 The words "Supplemental Agreement" shall mean an agreement adopted by the Company pursuant to Section 3.2 hereof setting forth special provisions applicable to a specific Participating Division.

         2.26 The words "taxable year" shall mean the calendar year.

         2.27 The words "termination of employment" shall mean for any employee the occurrence of any one of the following events:

         (a) his discharge unless he is subsequently reemployed by the Company or an affiliate and given pay back to his date of discharge;


                                       2-7

         (b) his voluntary termination of employment with the Company or any affiliate;

         (c) his retirement from employment with the Company or any affiliate;

         (d)      his failure to return to work:

                  (i) at the end of any leave of absence authorized by the Company; or

                  (ii) within ninety (90) days following such employee's release from military service or within any other period following military service in which his right to reemployment with the Company or any affiliate is guaranteed by law; or

                  (iii) after the cessation of disability benefits under any sick leave, short term disability program or long term disability program of the Company; or

                  (iv) within three (3) days after he has been recalled to work following a period of layoff;

         (e)      he has been continuously laid-off for twelve (12) months; or

         (f) if substantially all of the assets of his employer are sold to a person or entity which is not an affiliate of the Company and this Trust and Plan is assumed by such person or entity, his termination of employment (as defined in subparagraphs (a) through (e) above) with such person or entity.

In the case of the occurrence of any event described in subparagraph (d)(i),
(d)(ii) or (e) of this Section, the date of such employee's termination of employment shall be deemed to be the earlier of (A) the first anniversary of the first day of any such period of leave of absence, military service or layoff, or
(B) the last day of any such period of leave of absence, military service or layoff.


                                       2-8

         2.28 The words "Trust and Plan" shall mean this instrument as originally executed and as it may be amended from time to time hereafter.

         2.29 The word "Trustee" shall mean the person or persons serving as the Trustee of this Trust and Plan and any successor Trustee or Trustees.

         2.30 The words "Trust Fund" shall mean the Trust established by this Trust and Plan including the separate investment funds established pursuant to
Article VI hereof.

         2.31 The words "valuation date" shall mean the last day of any calendar quarter.

         2.32 The words "vested interest" shall mean with respect to any participant the balance then credited to his salary deferral accounts. Except as otherwise provided in a Supplemental Agreement, all account balances shall be fully vested and nonforfeitable at all times.


                                       2-9

                                   ARTICLE III
                             PARTICIPATING DIVISIONS

         3.1 A Division shall become a Participating Division under this Trust and Plan on or after the effective date by order of the Board of Directors of the Company with, in the case of a Subsidiary of the Company, the ratification of the Board of Directors of the Subsidiary. By becoming a Participating Division under this Trust and Plan, a Subsidiary of the Company is deemed to approve this Trust and Plan in the form as of its Adoption Date, together with any future amendments or restatements made by the Company after such Adoption Date, even though such amendments or restatements are not specifically ratified by the Subsidiary. The Participating Divisions and their Adoption Dates as of the date of execution of this Agreement are as follows:

     Participating Division                                     Adoption Date
     ----------------------                                     -------------
     Scott Aviation Division
       Monroe, N.C.                                             January 1, 1996
       South Haven, Michigan                                    January 1, 1996

     Snorkel Division
       Elwood, Kansas                                           January 1, 1996
       St. Joseph, Missouri                                     January 1, 1996

A Participating Division and its Adoption Date shall be added to this Section hereof upon becoming a Participating Division.

         3.2 The Company may, in the sole discretion of its Board of Directors, determine that special provisions shall be applicable to some or all of the employees of a Participating Division, either in addition to, or in lieu of the provisions of this Trust and Plan, or may determine that certain employees of a Participating


                                       3-1

Division shall not be eligible to participate in this Trust and Plan. In such event, the Company shall adopt a Supplemental Agreement with respect to such Participating Division which shall specify the employees of the Participating Division covered by the Supplemental Agreement and the special provisions applicable to such employees. Supplemental Agreements shall be deemed to be a part of this Trust and Plan solely with respect to the employees specified therein.

                  3.3 The Company may, from time to time amend, modify or terminate a Supplemental Agreement provided, however, that no such action shall operate so as to deprive any participant who was covered by such Supplemental Agreement of any vested rights to which he is entitled under this Trust and Plan or the Supplemental Agreement.


                                       3-2

                                   ARTICLE IV
                          ELIGIBILITY AND PARTICIPATION

         4.1 Every employee, other than a leased employee, shall be eligible to become a participant in this Trust and Plan when he has met all of the following requirements:

         (a) he is an hourly paid employee of a Participating Division, other than an employee whose terms and conditions of employment are covered by a collective bargaining agreement which does not require him to be included in this Trust and Plan;

         (b)      he has he has completed one (1) year of eligibility service.

For purposes of this Section, the following terms shall have the following meanings:

         (i) "year of eligibility service" shall mean that an employee has completed a twelve (12) month period commencing on his eligibility hire date or any anniversary of his eligibility hire date during which he has completed at least one thousand (1,000) hours for the Company or any affiliate.

         (ii) "eligibility hire date" shall mean the earliest date of hire of an employee (which date shall be considered to be the first day during which the employee performs any service for the Company or any affiliate for which he is directly or indirectly compensated or the first day for which the employee is paid any back pay pursuant to an award or agreement) which is included in his eligibility service. In the event that a business organization shall be or shall have been acquired by or merged into the Company or any affiliate, the date of hire of each employee who is or was an employee on the date of acquisition shall be deemed to have been the most recent date he was hired by such business organization and performed an hour of service.

         (iii) "eligibility service" shall mean the number of years of eligibility service of an employee excluding any years of eligibility service prior to


                                       4-1
                  a termination of employment if both of the following apply:

                  (A) he did not have a vested interest under this Trust and Plan on his termination of employment; and

                  (B)      either:

                           (I) his termination of employment occurred prior to January 1, 1976; or

                           (II) his number of consecutive eligibility breaks in service ending after his termination of employment and beginning prior to his reemployment shall equal or exceed the greater of:

                                    (1)      the number of years of eligibility
                                             service which he had on his
                                             termination of employment; or

                                    (2)      either:

                                             a.       one (1), if his
                                                      termination of employment
                                                      occurred prior to the
                                                      January 1, 1985; or

                                             b.       five (5), if his
                                                      termination of employment
                                                      occurred on or after
                                                      January 1, 1985.

         (iv) "eligibility break in service" shall mean a twelve (12) month period commencing on an employee's eligibility hire date or any anniversary of his eligibility hire date during which he did not complete more than five hundred (500) hours for the Company or an affiliate. Notwithstanding the foregoing provisions of this subparagraph, in the event any employee does not perform services for the Company or any affiliate for any period on or after January 1, 1985:

                  (A)      by reason of the pregnancy of such employee; or

                  (B)      by reason of the birth of a child of such employee;
                           or

                  (C) by reason of the placement of a child with such employee in connection with the adoption of such child by such employee; or


                                       4-2

                  (D) by reason of caring for such child for a period beginning immediately following such birth or placement;

                           such employee shall, solely for purposes of determining whether the employee has incurred an eligibility break in service pursuant to this subparagraph, be credited either with the hours which otherwise would normally have been credited to such employee but for such absence or, in any case in which the Administrator is unable to determine the hours described in the preceding clause, eight (8) hours per day of such absence. The total number of hours which an employee may be credited with by reason of any such pregnancy, birth or placement shall not exceed five hundred one (501) hours. An employee shall be credited with the hours described in the preceding two sentences in the twelve (12) month period in which the absence from work begins only if the employee would be prevented from incurring an eligibility break in service in such twelve (12) month period solely because the employee is credited with hours pursuant to the preceding two sentences or, in any other case, in the immediately following twelve (12) month period. The Administrator may require any employee who is absent from work because of any such pregnancy, birth or placement to furnish to the Administrator such timely information as the Administrator may reasonably require to establish both that the employee's absence from work is because of such pregnancy, birth or placement and the number of days during which the employee was absent because of such pregnancy, birth or placement.

         In the event an employee is transferred to a Participating Division after the Participating Division's Adoption Date and, immediately prior to such transfer, he was a participant in any other pension or retirement plan, other than Federal Social Security, toward which the Company makes contributions and which satisfies the requirements for qualification set forth in Section 401(a) of the Code, the requirement of subparagraph (b) above shall be waived with respect to said employee.


                                       4-3

         4.2 Every employee who meets the requirements of Section 4.1 hereof shall be eligible to become a participant as of the enrollment date coinciding with or next following the date he first meets such requirements. Each eligible employee shall be notified of this fact by the Administrator and the Administrator shall provide him with a salary deferral election form. Such an employee shall become a participant as of such enrollment date, if he shall at least thirty (30) days prior to such enrollment date, agree to defer certain of his unpaid compensation pursuant to Section 5.1 hereof and shall execute a salary deferral election form providing for such deferral.

         If such an employee does not execute such a salary deferral election form at least thirty (30) days prior to such enrollment date, he may become a participant upon any enrollment date after the enrollment date upon which he could first have become a participant so long as he is then eligible and executes such a salary deferral election form at least thirty (30) days prior to the enrollment date upon which he wishes to become a participant.

         4.3 In the event that a former participant is rehired, he shall become a participant on his date of reemployment.


                                       4-4

                                    ARTICLE V
                          SALARY DEFERRAL CONTRIBUTIONS

         5.1 Pursuant to uniform rules and procedures prescribed by the Administrator, an active participant may elect that a portion of his unpaid compensation for a plan year be paid by the Company to the Trustee hereunder and be treated as a contribution by the Company. Any election by a participant pursuant to this Section shall be expressed in one percent (1%) increments of his compensation for a payroll period. The maximum percentage of an active participant's compensation (minus any salary reduction amounts which are excluded from the taxable income of the participant under Section 125 of the
Code) for a payroll period shall be sixteen percent (16%).

         5.2 A participant's election pursuant to Section 5.1 hereof shall be made by completing and executing a salary deferral election form. Any such election shall become effective as of the enrollment date next following the participant's completion and execution of the salary deferral election form and shall be conditioned upon:

         (a) his right to defer the imposition of federal income tax on such contributions until a subsequent distribution of such amount under this Trust and Plan; and

         (b) the Company's right to deduct such amounts for federal income tax purposes after taking into account any contributions made by the Company under any profit sharing, pension and stock bonus plans maintained by the Company which meet the requirements of Section 401(a) of the Code.


                                       5-1

Any such election shall be deemed a continuing election and shall remain in effect unless revoked or amended by the participant in writing. A participant may revoke his election by filing appropriate written notice with the Administrator at least thirty (30) days prior to the next succeeding enrollment date. A participant may amend his election by executing a new salary deferral election form and revoking his prior salary deferral election form in writing at least thirty (30) days prior to the next succeeding enrollment date. Such change or discontinuance shall be effective as of such enrollment date. In the event contributions under this Article are completely discontinued pursuant to a participant's direction, no contributions may be made on behalf of such participant under this Article until one (1) year has elapsed since the enrollment date as of which the contributions were discontinued.

         5.3 All amounts paid by the Company to the Trustee pursuant to Section
5.1 hereof shall be paid in cash not later than forty-five (45) days after the participant would have otherwise been paid the compensation and shall be credited to the participant's salary deferral account.

         5.4 In the event a participant receives a distribution from his salary deferral account as a result of hardship as described in Article IX hereof, such participant's salary deferral contributions shall be suspended for a twelve (12) month period after his receipt of such hardship distribution. In addition, for the taxable year of the participant immediately following the participant's taxable year during which said hardship distribution


                                       5-2
occurs, such participant shall be barred from making salary deferral contributions in excess of (a) minus (b) below, where:

         (a) equals Nine Thousand Two Hundred Forty Dollars ($9,240.00) (plus any cost of living increase after 1995 allowable under Section 402(g) of the Code for such immediately following taxable year of the participant); and

         (b) equals the amount of such participant's salary deferral contributions for the participant's taxable year during which said hardship distribution is made.


                                       5-3

                                   ARTICLE VI
                  INVESTMENT FUNDS AND DIRECTION OF INVESTMENT

         6.1 The Company has directed the Trustee to initially establish a "Diversified Equity Fund," a "Fixed Income Fund," an "International Multi-Manager Equity Collective Fund," a "Class A Common Stock Fund" and a "Class B Common Stock Fund" and within the Trust Fund. Such investment funds shall be invested as set forth in Section 6.2 hereof and shall be held and administered in accordance with the powers and duties set forth in Article XIV hereof.

         6.2 The Trustee shall invest amounts in the Diversified Equity Fund in a diversified portfolio of common or preferred stocks or convertible debentures of domestic corporations or in a fund which invests substantially all its assets in such stocks or debentures. The Trustee shall invest amounts in the Fixed Income Fund primarily in fixed-income securities such as bonds, debentures, or certificates of deposit or in a fund which invests substantially all its assets in such securities. The Trustee shall invest amounts in the International Multi-Manager Equity Collective Fund primarily in a diversified portfolio of foreign stocks. The Trustee shall invest amounts in the Class A Common Stock Fund in shares of the Company's Class A Common Stock. The Trustee shall invest amounts in the Class B Common Stock Fund in shares of the Company's Class B Common Stock. In any event, the Trustee may hold assets of any investment fund in cash or in short-term money market instruments as it deems appropriate.


                                       6-1

         6.3 In addition to or in lieu of the investment funds described in
Section 6.2 hereof, the Company may from time to time direct the Trustee to establish and maintain other investment funds, including but not limited to the following:

         (a)      money market funds;

         (b)      mutual funds;

         (c)      equity funds;

         (d)      fixed income funds;

         (e)      balanced funds;

         (f)      any pooled investment fund established by a bank;

         (g)      any insurance company's general account;

         (h) any special account established and maintained by any insurance company;

         (i) guaranteed investment contracts, including pooled funds of guaranteed investment contracts; and

         (j)      Company Stock Funds.

The Company shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the funds from time to time.

         6.4 Each participant, former participant or beneficiary shall direct the investment of contributions to his accounts by designating, in writing, the percentage of such contributions to be invested in each investment fund established hereunder. Investments in all such funds shall be made in five percent (5%) increments. Any such direction shall be deemed a continuing direction and shall remain in effect unless revoked or amended by the participant, former participant or beneficiary in writing. A participant, former participant or beneficiary may change his


                                       6-2
investment direction by filing appropriate written notice with the Administrator at least thirty (30) days prior to the next succeeding enrollment date. Such change in investment direction shall be effective as of such enrollment date. Contributions which are made to the Trustee prior to the effective date of a change of investment direction shall be invested in accordance with the participant's, former participant's or beneficiary's prior investment direction. Contributions which are made to the Trustee after the effective date of a change of investment direction shall be invested in accordance with the new investment direction. To the extent that any participant fails to give investment directions to the Administrator, amounts credited to his accounts shall be invested in accordance with the Company's direction.

         6.5 A participant, former participant, or beneficiary of a former participant may direct, in writing, that the amounts credited to his accounts be reallocated among the investment funds. Such amounts shall be reallocated in five percent (5%) increments. A participant, former participant, or beneficiary may make any such direction by filing appropriate written notice with the Administrator at least thirty (30) days prior to the next succeeding enrollment date. Such direction shall be effective as of such enrollment date.

         6.6 Notwithstanding anything contained in this Trust and Plan to the contrary and except as provided below, a participant's, former participant's or beneficiary's investment in both the Class A Common Stock Fund and the Class B Common Stock Fund may not exceed in the aggregate twenty-five percent (25%) of the amounts


                                       6-3
credited to his accounts. However, in the event subsequent appreciation in the Class A Common Stock or the Class B Common Stock held in a participant's, former participant's or beneficiary's accounts causes such person's investment in the Class A Common Stock Fund and the Class B Common Stock Fund to exceed in the aggregate the twenty-five percent (25%) limit set forth above, the Trustee shall not be required to reduce such person's investment in such Stock Funds unless so directed by such person. In addition, in the event a participant, former participant or beneficiary directs that any portion of the amounts credited to his accounts which is invested in the Class A Common Stock Fund or the Class B Common Stock Fund be reallocated to another investment fund which is not the Class A Common Stock Fund or the Class B Common Stock Fund, such person's right to direct further investment in the Class A Common Stock Fund or the Class B Common Stock Fund shall be suspended for a period of twelve (12) months from the enrollment date on which such reallocation was effective.


                                       6-4

                                   ARTICLE VII
                                    ACCOUNTS

         7.1 Upon an employee becoming a participant, the Administrator shall notify the Trustee and provide the Trustee with such information concerning said participant as the Trustee may need. Upon being notified by the Administrator that an employee has become a participant, the Trustee shall establish a salary deferral account in the name of such participant. A salary deferral account established on behalf of a new participant shall be deemed to have been established on the date upon which or as of which such participant became a participant.

         7.2 The accounts of participants shall be credited with contributions in the amounts specified in Article V hereof, shall be credited or debited with the income, gains or losses of the Trust Fund pursuant to this Article, and shall be debited with the amount of any withdrawals or distributions made from such accounts pursuant to Article VIII, IX or XII hereof. All such credits and debits to the accounts of a participant shall be made as of the dates specified in the appropriate Sections of this Trust and Plan.

         7.3 In the event a participant directs, pursuant to Article VI hereof, that his account or accounts are to be invested in more than one (1) investment fund, the Trustee shall maintain subaccounts as a part of such participant's account or accounts. Such subaccounts shall show the portion of an account invested in a particular investment fund.

                                       7-1

         7.4 As soon as practicable following each valuation date, the Trustee shall evaluate all assets in each investment fund as of such valuation date. The Trustee shall use the fair market values of securities or other assets in making said determination. The Trustee shall then subtract from the total value of the assets in each investment fund the total of all amounts credited, as of said valuation date, to all accounts and subaccounts which amounts represent the interest of each such account or subaccount in such investment fund. Each of the aforesaid amounts shall be increased by the portion of the excess of the value of the assets in the investment fund over the total of said amounts which bears the same relationship to the total of such excess as each of said amounts bears to the total of said amounts. The amount credited to each account or subaccount which represents the interest of such account or subaccount in an investment fund shall be reduced in similar proportion in the event the total of all such amounts exceeds the total value of the investment fund as of said date. Such adjustments in the amounts credited to accounts or subaccounts shall be deemed to have been made on said valuation date. It is intended that this Section operate to distribute among all accounts and subaccounts having an interest in an investment fund, all income of the investment fund and changes in the value of the investment fund's assets, as the case may be. Adjustments in accounts or subaccounts resulting from the valuation of the assets of an investment fund as of any valuation date shall be made subject to the following:

                                       7-2

                  (a) one-sixth (1/6th) of the salary deferral contributions made or to be made for the period of time between two
                        (2) consecutive valuation dates shall be taken into account as if such one-sixth (1/6th) had been paid to the Trustee on the day immediately following the first valuation date of the period and as if the remaining five-sixths (5/6ths) of such contributions had not been paid until immediately after the second valuation date; and

                  (b) any other contributions shall be taken into account on and after the date as of which such contributions are to be credited to the accounts of participants hereunder.

         7.5 Pursuant to uniform rules and procedures, the Administrator may, in its sole discretion, direct the Trustee to value the assets of the investment funds and adjust the accounts of the Trust Fund on such dates other than the quarterly valuation dates as the Administrator shall prescribe. Any such valuation and adjustment of accounts shall be made in accordance with the methods and procedures set forth in Section 7.4 hereof as of the date specified by the Administrator.


                                       7-3

                                  ARTICLE VIII
                            WITHDRAWALS FROM ACCOUNTS

         8.1 Withdrawals made pursuant to this Article shall be subject to the following restrictions:

                  (a) the minimum amount of any such withdrawal shall be the lesser of an amount set by the Administrator or the total of the account balances which are subject to withdrawal pursuant to this Article;

                  (b) the withdrawing participant shall make a written application on a form provided by the Administrator and shall designate the investments that are to be liquidated to permit the making of such withdrawal;

                  (c) any withdrawal shall be made in a single lump sum payment of cash in accordance with Article XII hereof;

                  (d) any withdrawal shall be made in accordance with the provisions of Section 21.11 hereof; and

                  (e) any withdrawal shall be subject to such other reasonable and uniform rules and regulations, consistently applied, as may be established from time to time by the Administrator.

         8.2 Subject to Section 8.1 hereof, on or after the date a participant attains age fifty-nine and one-half (59-1/2) or becomes permanently and totally disabled, such participant may withdraw all or a portion of his salary deferral account balance. Prior to the date on which a participant attains age fifty-nine and one-half (59-1/2) or becomes permanently and totally disabled, such participant may withdraw from his salary deferral account only in the case of hardship as provided in Article IX hereof. A participant may not recontribute any amount withdrawn from his salary deferral account to this Trust and Plan.

                                       8-1

         8.3 Upon an attempt by a participant to use his interest in this Trust and Plan as security for any type of obligation, or to alienate, dispose of or in any manner encumber, or upon an attempt by any third person to attach, levy upon or in any manner convert the use or enjoyment of any such interest of a participant, the right to withdraw any portion thereof pursuant to this Article shall automatically terminate.

         8.4 A participant may not withdraw his account balances prior to his retirement or termination of employment except as provided in this Article and in Article IX hereof.

                                       8-2

                                   ARTICLE IX
                             HARDSHIP DISTRIBUTIONS

         9.1 In the case of hardship, a participant may apply to the Administrator for a hardship distribution from his salary deferral account, if any. Any application should be made at least thirty (30) days prior to the valuation date as of which a participant desires to receive a hardship distribution. For the purposes of this Section , a distribution shall be on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the participant, as described in Section 9.2 hereof, and is necessary, as described in Section 9.3 hereof, to satisfy such need.

         9.2 A distribution will be made on account of an immediate and heavy financial need of a participant only if the distribution is on account of:

                  (a) the need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence;

                  (b) purchase (excluding mortgage payments) of a principal residence for the participant;

                  (c) medical expenses described in Section 213(d) of the Code incurred by the participant, the participant's spouse, or any dependents of the participant (as defined in Section 152 of the Code); or

                  (d) payment of tuition for the next twelve (12) months of post-secondary education for the participant, his or her spouse, children or dependents.

         9.3 A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a participant only if all of the following requirements are satisfied:

                                       9-1

                  (a) the distribution is not in excess of the amount of the immediate and heavy financial need of the participant, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;

                  (b) the participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company or any affiliates;

                  (c) this Trust and Plan and all other plans maintained by the Company or any affiliates provide that the participant may not make salary deferral contribu- tions for the participant's taxable year immedi- ately following the taxable year of the participant during which said hardship distribution occurs in excess of the applicable limit under Section 402(g) of the Code for such next taxable year of the participant less the amount of such participant's salary deferral contributions for the taxable year of the participant during which said hardship distribution occurs; and

                  (d) the participant is prohibited under the terms of this Trust and Plan and all other plans maintained by the Company or any affiliates (or other legally enforceable agreement), from making salary deferral contributions and nondeductible employee contributions, if applicable, to this Trust and Plan and such other plans for at least twelve (12) months after receipt of the hardship distribution.

By virtue of this Section and Section 5.4 hereof, this Trust and Plan provides for the restrictions contained above in subparagraphs (c) and (d).

         9.4 If the Administrator determines that the criteria set forth in Sections 9.2 and 9.3 hereof have been satisfied with respect to a participant, it may order a distribution of all or a portion of the participant's salary deferral account balance. Such distribution shall be made in a lump sum and shall be made in accordance with the provisions of Section 21.11 hereof. Any such

                                       9-2
distribution shall be made as of the valuation date next following such determination.

         If the Administrator directs that a distribution be made hereunder, it may thereafter, if it determines that such hardship no longer exists or is no longer imminent or upon agreement with the participant, direct that any such distribution not yet made not be made. Amounts distributed to a participant under this Section shall be debited to his salary deferral account as they are paid.

         9.5 Neither the application for nor payment of any distribution in accordance with this Article shall have the effect of terminating a participant's participation in this Trust and Plan. The Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of this Article.


                                       9-3

                                    ARTICLE X
                    RETIREMENT AND TERMINATION OF EMPLOYMENT

         10.1 A participant who retires from the employ of the Company or an affiliate on his normal retirement date shall be entitled to receive a distribution of his account balances. Such distribution shall be made in accordance with the provisions of Article XII hereof.

         10.2 In the event a participant works for the Company or an affiliate beyond his normal retirement date, his retirement date shall be deemed to have occurred on the earlier of:

                (a) the date of his termination of employment with the Company or an affiliate for any reason other than death; or

                (b)        the date specified in Section 12.4(a) hereof.

         Such participant shall be entitled to receive a distribution of his account balances. Such distribution shall be made in accordance with the provisions of Article XII hereof.

         10.3 In the event of the termination of employment of a participant for any reason other than death or retirement, he shall be entitled to receive a distribution of his account balances. Such distribution shall be made in accordance with the provisions of Article XII hereof.

         10.4 Subject to the provisions of Sections 12.3 and 12.4(a) hereof, distribution of the accounts of a participant who retires or terminates employment in accordance with the provisions of this Article shall be made on such date on or after his date of retirement or termination of employment as he shall select in his

                                      10-1
sole discretion; provided, however, that such distribution need not be made earlier than administratively possible.

                                      10-2

                                   ARTICLE XI
                                 DEATH BENEFITS

         11.1 In the event of the death of a participant or former participant prior to the date distribution has been made to him, his death beneficiary shall, except as otherwise provided in Sections 12.3 and 12.4 hereof, be entitled to receive a distribution commencing on such date after such death occurs as he shall select in his sole discretion. Such distribution shall be equal to the deceased participant's account balances. All accounts of the deceased participant shall be held, administered and distributed in accordance with Article XII hereof.

         11.2 In the event of the death of a participant or former participant after distribution has been made to him, no benefits shall be payable to his death beneficiary.

         11.3 Unless a participant or former participant has designated a death beneficiary in accordance with the provisions of Section 11.4 hereof, his death beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such participant:

                  (a)   his spouse at the time of his death;

                  (b)   his issue, per stirpes;

                  (c)   his parents; and

                  (d)   the executor or administrator of his estate.

         11.4 In lieu of having the account balances distributable pursuant to this Article distributed to a death beneficiary determined in accordance with the provisions of Section 11.3

                                      11-1
hereof, a participant or former participant may sign a document designating a death beneficiary or death beneficiaries to receive such account balances. If the participant or former participant is married, any such designation shall be effective only if his spouse is the sole primary beneficiary or consents to such other designation in accordance with Section 21.5 hereof.

         11.5 Upon the death of a participant or a former participant, the Administrator shall immediately advise the Trustee of the identity of such participant's or former participant's death beneficiary or beneficiaries. The Trustee shall be completely protected in making distributions of such participant's or former participant's account balances to any person or persons in any sums in accordance with the instructions it receives from the Administrator.

         11.6 In the event that a participant or former participant dies at a time when he has a designation on file with the Administrator which does not dispose of the total account balances distributable under this Trust and Plan upon his death, then the portion of the account balances distributable on behalf of said participant or former participant, the disposition of which was not determined by the deceased participant's or former participant's designation, shall be distributed to a death beneficiary determined under the provisions of
Section 11.3 hereof.

         11.7 Any ambiguity in a participant's or former participant's death beneficiary designation shall be resolved by the Administrator. Subject to
Section 11.4 hereof, the Administrator may direct a participant or former participant to

                                      11-2
clarify his designation and if necessary execute a new designation containing such clarification.

                                      11-3

                                   ARTICLE XII
                                  DISTRIBUTIONS

         12.1 Distributions will be made as of the dates specified in Articles X and XI hereof. Each participant, former participant and beneficiary who is eligible for benefits under Article X or XI hereof shall apply therefor on a form which shall be given to him for that purpose by the Administrator and further provided that the foregoing requirement shall not apply in any case in which a participant, former participant or beneficiary shall be unable, for physical, mental or any other reason satisfactory to the Administrator to make such application. Upon finding that such participant, former participant or beneficiary satisfies the eligibility requirements for benefits under Article X or XI hereof, the Administrator shall promptly notify the Trustee in writing of his eligibility and of the method of distribution selected in accordance with this Article.

         12.2 The normal method of distribution of the account balances distributable to a participant, former participant or his beneficiary pursuant to Article X or XI hereof shall be for the Trustee to sell any shares of the Company's Class A Common Stock and Class B Common Stock and any other assets credited to his accounts as of the date distribution is to be made and to distribute the proceeds thereof in a single lump sum payment of cash; provided, however, that a participant may elect to receive a single distribution of the whole shares of the Company's Class A Common Stock and Class B Common Stock then credited to his accounts

                                      12-1
together with cash in an amount equal to the sum of the value of any fractional shares of such Stock and the fair market value of any other assets then credited to his accounts. Any distribution shall be made in accordance with the provisions of Section 21.11 hereof.

         12.3 In the event that the accounts of a retired, terminated or deceased participant have a value of Three Thousand Five Hundred Dollars ($3,500.00) or less, the Administrator shall direct the Trustee to distribute his account balances in a single lump sum payment without the consent of the participant, his spouse or his beneficiary. Any such single lump sum payment shall be made in accordance with the provisions of Section 21.11 hereof. Unless such participant elects to receive the shares of the Company's Class A Common Stock and Class B Common Stock, if any, credited to his accounts, the Trustee shall sell any shares or other assets credited to his accounts as of the date distribution is to be made and distribute the proceeds thereof in a single lump sum payment of cash. Any such single lump sum payment shall be in full settlement of such participant's, spouse's or beneficiary's rights under this Trust and Plan.

         12.4 Notwithstanding any other provisions of this Trust and Plan, distributions made hereunder shall be subject to the following restrictions:

                  (a) in the case of a living participant or former participant distribution must be made on or before the April 1 following the end of the calendar year in which he attains age seventy and one-half (70 1/2);


                                      12-2

                  (b) in the case of a deceased participant or former participant, distribution after his death shall be made within five (5) years of the date of his death; and

                  (c) in the case of a participant or former participant, a distribution shall conform to the incidental death benefit requirements of Section 1.401(a)(9)-2 of the Treasury Regulations.

         12.5 As long as there remain any amounts credited to an account of a participant, former participant or beneficiary, the Trustee shall continue to maintain and administer said account in accordance with the terms and provisions of this Trust and Plan.


                                      12-3

                                  ARTICLE XIII
                       THE TRUSTEE, ITS POWERS AND DUTIES

         13.1 The Trustee shall not be obligated to institute any action or proceeding to compel the Company to make any contributions to this Trust and Plan, nor shall the Trustee be obligated to make any inquiry as to whether any amount deposited with it is the amount provided to be deposited under the terms of Article V hereof. The Trustee shall keep books of account which shall show all receipts and disbursements and a complete record of the operation of the Trust, and the Trustee shall at least once a year and at such other times as the Company or the Administrator shall so request render a report of the operation of the Trust to the Company and the Administrator. The Trustee shall file with the Internal Revenue Service such returns and other information concerning the Trust Fund as may be required of the Trustee by the Code. The Trustee shall not be obligated to pay any interest on any funds which may come into its hands. The Trustee is a party to this Trust and Plan solely for the purposes set forth in this instrument and to perform the acts herein set forth, and no obligation or duty shall be expected or required of it except as expressly stated herein or in ERISA. The Trustee may consult with counsel (who may or may not be counsel for the Company) selected by the Trustee concerning any question which may arise with reference to its powers or duties under this Trust and Plan, and the opinion of such counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Trustee

                                      13-1
in good faith and in accordance with such opinion, provided due care is exercised in the selection of such counsel.

         13.2 The Trustee may resign from this Trust and Plan by mailing to the Company a written notice of resignation addressed to the Company at the last address of the Company on file with the Trustee, or by delivering such written notice to the Company at such address. The Company may remove the Trustee by written notice of such removal mailed to the Trustee at the last address of the Trustee on file with the Company, or by delivering such written notice to the Trustee at such address. Such resignation or removal shall take effect on the date specified in the notice of resignation or removal, but not less than thirty
(30) days, nor more than sixty (60) days, following the date of mailing of such notice or delivery of such notice if it be not mailed. Upon such resignation or removal, the Trustee shall be entitled to its fees to the effective date of resignation or removal and any and all costs or expenses paid or incurred by the Trustee in connection with this Trust and Plan. In no event shall such resignation or removal terminate this Trust and Plan, but the Company shall forthwith appoint a successor Trustee to carry out the terms of this Trust and Plan, which successor Trustee shall be any individual, trust company or bank selected by the Company. In case of the resignation or removal of the Trustee, the Trustee shall forthwith turn over to the successor Trustee all assets in its possession, and copies of such records as may be necessary to permit the successor Trustee to carry out its duties.

                                      13-2

         13.3 The expenses of administration of the Trust incurred by the Trustee, including counsel fees and including Trustee's fees as such may from time to time be agreed upon between the Company and the Trustee, shall be paid in any one of the following manners as determined by the Company in its sole discretion:

                  (a)   paid directly by the Company to the Trustee; or

                  (b)   paid pro rata out of the investment funds of the Trust
                        Fund.

Notwithstanding the foregoing, in no event will any Trustee who is a full-time employee of the Company or any affiliate receive compensation from this Trust and Plan, except for expenses properly and actually incurred. Fees and expenses of the Trustee which have not been paid will be deemed to be a lien upon the Trust Fund.

         13.4 Any segregation of assets required under this Trust may be made in cash or in kind, or partly in cash and partly in kind, according to the discretion of the Trustee, but any such segregation shall be made on the basis of the most recent valuation made pursuant to Section 7.4 or 7.5 hereof.

         13.5 In the event that the Company shall have appointed more than one individual, trust company or bank to act jointly as Trustee hereunder, any action which this Trust and Plan authorizes or requires the Trustee to do shall be done by action of the majority of the then acting trustees, or, in the case of two (2) such persons acting jointly as Trustee, by action of both such trustees. Such action may be taken at any meeting of the trustees then acting, or by written authorization and affirmative consent without a meeting. The trustees by written agreement among

                                      13-3
themselves, a copy of which shall be filed with the Company and the Administrator, may allocate among themselves any of the powers and duties of the Trustee under this Trust and Plan. In such event the trustee to whom a power or duty is allocated may take action with respect thereto without the consent of any other trustee. Any person, firm, partnership or corporation may rely upon the written signatures of such number of the trustees as are hereunder empowered to take action as the signature of the Trustee hereunder. Notwithstanding any other provision of this Trust and Plan to the contrary, so long as at least one individual, trust company or bank shall continue to act as Trustee hereunder, the Company shall not be under any duty to appoint a successor to any trustee who shall resign or be removed.

         13.6 Except as otherwise provided in ERISA, no individual person who is serving as the Trustee or one of its members shall incur personal liability of any nature whatsoever in connection with any act done or omitted to be done in carrying out his responsibilities under the terms of this Trust and Plan or other responsibilities imposed upon such individual by ERISA. The Company shall indemnify, defend, and hold harmless such individuals for all acts taken or omitted in carrying out their responsibilities under the terms of this Trust and Plan or other responsibilities imposed upon such individuals by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of Trust funds for the benefit of any such individuals, nor shall it provide indemnification for excise taxes imposed under Section

                                      13-4

4975 of the Code. The Company shall indemnify such individuals for expenses of defending an action by a participant, beneficiary, government entity or other person, including all legal fees and other costs of such defense. The Company will also reimburse such an individual for any monetary recovery in a successful action against such individual in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Company, the Company shall indemnify such individual for any monetary liability under said settlement. Such indemnification will not be provided with respect to a Trustee which is a corporate trustee.

                                      13-5

                                   ARTICLE XIV
                              INVESTMENT MANAGEMENT

         14.1 In addition to the powers and duties conferred and imposed upon the Trustee by the other provisions of this Trust and Plan, the Trustee shall, subject to the provisions of Article VI hereof and the limitations hereinafter set forth in this Article, have the following powers and duties:

         (a) To invest and reinvest the principal and income of the Trust Fund and keep the same invested with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, without distinction between principal and income and without regard to any limitations, other than such prudent man rule, prescribed by law or custom upon the investments of fiduciaries, in each and every kind of property, whether real, personal or mixed, tangible or intangible, and wherever situated, any deposit administration contract, investment contract or other contract issued by an insurance company, shares of any Regulated Investment Company, units of any common trust fund of any bank or trust company now in existence or hereafter established, shares of common, preference and preferred stock, put and call options, rights, options, subscriptions, warrants, trust receipts, investment trust certificates, mortgages, leases, bonds, notes, debentures, equipment or collateral trust certificates and other corporate, individual or government obligations, whether secured or unsecured; to invest and reinvest in and retain any stocks, bonds or other securities of any corporate trustee serving hereunder, or any parent or affiliate thereof; to invest in commodities and commodity contracts; to invest and reinvest in any time or savings deposits of the Trustee or any parent or affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may but need not be guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; and in addition to become a general partner or limited partner in any partnership or limited partnership the purposes of which are to invest or reinvest the partnership assets in any such properties or deposits;

                (b) To invest a portion or all of the Trust Fund in units of any common or group trust created solely for the purpose of providing a satisfactory diversification of investments for participating trusts; provided that such common or group trust, (i)

                                      14-1
limits participation thereunder to pension and profit sharing trusts which qualify under Section 501(a) of the Code, (ii) prohibits income and/or principal attributable to a participating trust from being used for any purpose other than the exclusive benefit of the employees or their beneficiaries of such participating trust, (iii) prohibits assignment by a participating trust of any part of such participating trust's equity or interest in the common or group trust, (iv) is created or organized in the United States and is maintained at all times as a domestic trust in the United States; as long as the Trustee holds such units hereunder, the instrument establishing such common or group trust (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust and Plan;

         (c) Upon direction by the Company, to invest or reinvest a portion of the Trust Fund in qualifying employer securities and/or qualifying employer real estate as such terms are defined in Section 4975 of the Code and Section 407(d) of ERISA, which investment may constitute more than ten percent (10%) of the fair market value of the assets of the Trust Fund, and to retain, or to sell, exchange or otherwise dispose of any such securities or real estate held in the Trust Fund. In the event of any such investment, the Trustee shall file with the appropriate District Director of Internal Revenue such returns and other information as shall be required from time to time by the Code;

         (d) To sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposal;

         (e) To manage, operate, repair, partition and improve and mortgage or lease (with or without option to purchase) for any length of time any real property held in the Trust Fund; to renew or extend any mortgage or lease, upon any terms the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage note; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to enforce any covenant or condition of any lease or mortgage or of any guarantee pertaining to either of them or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid on property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any lease or mortgage or of any guarantee pertaining to either of them;


                                      14-2

         (f) To exercise, personally or by general or limited proxy, the right to vote any shares of stock or other securities held in the Trust Fund; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in the Trust Fund, provided that in each instance described in Section 14.4 or 14.5 hereof, such power and duty shall be subject to the direction of participants, former participants, beneficiaries and "alternate payees" (as defined in Section 16.1(a) hereof) pursuant to such Section 14.4 or 14.5;

         (g) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust Fund; to pay from the Trust Fund any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation, to deposit any property with any committee or depositary; and to retain any property allotted to the Trust Fund in any reorganization, recapitalization, consolidation, merger or liquidation;

         (h) To borrow money from any lender (including the Trustee hereunder, where applicable in its capacity as a banking corporation when permitted to do so by the applicable laws and regulations then in effect) in any amount and upon such terms and conditions and for such purposes as the Trustee shall deem necessary; for any money so borrowed the Trustee may issue its promissory note as Trustee and to secure the repayment of any such loan, with interest, may pledge or mortgage all or any part of the Trust Fund, and no person loaning money to the Trustee shall be obligated to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

         (i) To compromise, settle or arbitrate any claim, debt or obligation of or against the Trust Fund; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;

         (j) To continue to hold any property of the Trust Fund whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, such cash as it deems advisable or, in its discretion, to hold the same, without limitation on duration, on deposit in the commercial department or in an interest-bearing account in the savings department of any bank, trust company, or savings and loan institution (including the Trustee where applicable in its capacity as a banking corporation) in which deposits are guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation;

                                      14-3

         (k) To hold property of the Trust Fund in its own name or in the name of a nominee, without disclosure of the Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this Trust and Plan, and the Trustee's records shall at all times show that such property is part of the Trust Fund;

         (l) To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waiver or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Trust and Plan;

         (m) To employ, at the expense of the Trust Fund, agents who are not regular employees of the Trustee, and to delegate in writing to them and authorize them to exercise such powers and perform such duties required of the Trustee hereunder without limitation as the Trustee may determine in its uncontrolled discretion; the Trustee shall not be responsible for any loss occasioned by any such agents selected by it with reasonable care;

         (n) To pay out of the Trust Fund all taxes imposed or levied with respect to the Trust Fund and in its discretion to contest the validity or amount of any tax, assessment, penalty, claim or demand respecting the Trust Fund; however, unless the Trustee shall have first been indemnified to its satisfaction or arrangements satisfactory to it shall have been made for the payment of all costs and expenses, it shall not be required to contest the validity of any tax, or to institute, maintain or defend against any other action or proceeding either at law or in equity;

         (o) Except as otherwise provided in this Trust and Plan, to do all acts, execute all instruments, take all proceedings and exercise all rights and privileges with relation to any assets constituting a part of the Trust Fund, which it may deem necessary or advisable to carry out the purposes of this Trust and Plan;

         (p) During the minority or incapacity, in either case as determined under applicable local law, of any participant, former participant or beneficiary under this Trust and Plan, to make any distribution to which such person would otherwise be entitled pursuant to this Trust and Plan either to such person or to the legal guardian of such person, and the receipt of either such minor or incapacitated person or such legal guardian shall be a full discharge and acquittance to the Trustee for such distribution;

         (q) To commingle the assets of the Trust Fund, other than shares of the Company's Class A Common Stock or Class B Common Stock, with assets of other trusts through the medium of the Figgie International Inc. Investment Trust for Retirement Trusts established by the Company by an agreement dated and executed on

                                      14-4

December 31, 1968, investing and reinvesting the assets of the Trust Fund in Units, of such Investment Trust, created or hereafter created pursuant to said agreement, and in such proportions as the Company may deem advisable from time to time, acting in its sole discretion. To the extent of the equitable share of the Trust Fund in such Investment Trust for Retirement Trusts, the agreement creating such Trust as now constituted and as the same may be amended hereafter from time to time and the Trust created thereby shall be deemed a part of this Trust and Plan; and

         (r) To commingle the assets of the Trust Fund, other than shares of the Company's Class A Common Stock or Class B Common Stock, with assets of other trusts through the medium of the Figgie International Inc. Pooled Investment Trust For Participant Directed Accounts established by the Company by an agreement dated and executed on June 6, 1994, investing and reinvesting the assets of the Trust Fund in Units, of such Investment Trust, created or hereafter created pursuant to said agreement, and in such proportions as the Company may deem advisable from time to time, acting in its sole discretion. To the extent of the equitable share of the Trust Fund in such Pooled Investment Trust For Participant Directed Accounts, the agreement creating such Trust as now constituted and as the same may be amended hereafter from time to time and the Trust created thereby shall be deemed a part of this Trust and Plan.

         14.2 Notwithstanding any provisions of this Trust and Plan, the Company hereby retains the right to appoint, from time to time, one or more:

                  (a) banks, as defined in the Investment Advisers Act of 1940;

                  (b)   persons registered as investment advisers under said
                        Act; or

                  (c) insurance companies qualified to perform investment advisory services under the laws of more than one state;

to act as the Investment Manager or Managers of all or such portions of the Trust Fund as the Company in its sole discretion shall direct. In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the Company and the Trustee that it meets the requirements set forth in this Section to be an Investment Manager and that it acknowledges

                                      14-5
         that it shall be a fiduciary with respect to this Trust and Plan during all periods that it shall serve as such. During any period that an Investment Manager has been appointed with respect to the Trust Fund or a portion thereof, it shall have all powers normally given to the Trustee under Section 14.1 hereof with respect to the management, acquisition or disposition of any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Company may, at any time, remove any Investment Manager or change the portion of the Trust Fund subject to its management by written notice to the Trustee and the Investment Manager. Any Investment Manager may resign by written notice to the Company and the Trustee. Unless the Company appoints a successor to an Investment Manager which has resigned or been removed, or which is no longer managing a portion of the Trust Fund, the powers, duties and obligations of the Trustee with respect to the portion of the Trust Fund formerly managed by the Investment Manager shall be automatically restored.

         14.3 All income from investment and reinvestment made as provided in this Article shall be treated as principal, and investments and reinvestments shall be made without distinction between income and principal.


         14.4 It is the purpose of this Section to permit participants, former participants, beneficiaries and "alternate payees" (as defined in Section 16.1(a) hereof) to exercise substantial ownership rights under this Trust and Plan with respect to shares of the Company's Class A Common Stock and Class B Common

                                      14-6

Stock held in their accounts under this Trust and Plan pursuant to Article VI hereof. Therefore, the power to direct the Trustee regarding the appropriate response to any tender or exchange offer made by any person, including the Company, for shares of the Company's Class A Common Stock or Class B Common Stock, is hereby granted to such participants, former participants, beneficiaries and alternate payees pursuant to this Section . Each such person shall, for purposes of Section 402(a)(2) of ERISA, be a "named fiduciary" with respect to such power to direct the Trustee as to whether to tender or exchange such shares of Class A Common Stock or Class B Common Stock as are subject to his direction as hereinafter provided. Each such named fiduciary is described herein by qualification and shall be identified by the Company at the appropriate time by application of said description. Each participant, former participant, beneficiary or alternate payee shall be eligible to direct the Trustee regarding the response to a tender or exchange offer with respect to the number of shares of the Company's Class A Common Stock and the number of shares of the Company's Class B Common Stock held in his accounts.

         The power of direction hereinbefore described in this Section shall be exercised as follows:

                  (a) The Company shall furnish each person who is eligible to direct the Trustee with one or more documents for use in exercising such direction;

                  (b) Such document or documents shall permit the person to exercise such right with respect to:

                        (i) the Company's Class A Common Stock held in his
                            accounts; and


                                      14-7

                        (ii) the Company's Class B Common Stock held in his
                            accounts;

         (c) If such person shall timely direct the Trustee with respect to the tender or exchange of shares of the Company's Class A Common Stock and the Company's Class B Common Stock held in his accounts, the Trustee shall respond to the tender or exchange offer for such shares in accordance with such direction; but if he shall not so direct the Trustee, the decision of whether the shares subject to his direction shall be tendered or exchanged shall be made by the Trustee in its sole discretion;

         (d) If an account contains a fractional share of the Company's Class A Common Stock or the Company's Class B Common Stock, such share shall be aggregated with shares of the same type (i.e. Class A or Class B) for which the tender or exchange decision is the same, for tender or exchange purposes; but if there still remains a fractional share for which the decision was to tender or exchange, such fractional share shall be tendered or exchanged only if permitted by the rules governing such tender or exchange and shall not be tendered or exchanged if fractional shares are not permitted to be tendered or exchanged; and

         (e) In order to protect the anonymity of participants and others eligible to direct the Trustee with respect to the tender or exchange of shares of the Company's Class A Common Stock or the Company's Class B Common Stock, the Administrator shall establish a procedure for tallying and recording such directions which will not reveal to the Trustee, Company, any Participating Division or any affiliate of the Company, to the extent reasonably practicable under the circumstances, the identity of the participant or other person giving a particular direction.

         14.5 It is the purpose of this Section to permit participants, former participants, beneficiaries and "alternate payees" (as defined in Section 16.1(a) hereof) to exercise voting rights under this Trust and Plan with respect to shares of the Company's Class A Common Stock and Class B Common Stock held in their accounts under this Trust and Plan pursuant to Article VI

                                      14-8
hereof. Therefore, the power to direct the Trustee regarding the exercise of the right to vote the shares of the Company's Class A Common Stock or Class B Common Stock held in their accounts with respect to any matter on which such shares may be voted is hereby granted to such participants, former participants, beneficiaries and alternate payees pursuant to this Section . Each such person shall, for purposes of Section 402(a)(2) of ERISA, be a "named fiduciary" with respect to such power to direct the Trustee as to the voting of such shares of Class A Common Stock or Class B Common Stock as are subject to his direction as hereinafter provided. Each such named fiduciary is described herein by qualification and shall be identified by the Company at the appropriate time by application of said description. Each participant (whether or not he is an active participant), former participant, beneficiary or alternate payee shall be eligible to direct the Trustee regarding the exercise of the right to vote the number of shares of the Company's Class A Common Stock and the number of shares of the Company's Class B Common Stock held in his accounts.

         The power of direction hereinbefore described in this Section shall be exercised as follows:

         (a) The Company shall furnish each person who is eligible to direct the Trustee with one or more documents for use in exercising such direction;

         (b) Such document or documents shall permit the person to exercise such right with respect to:

              (i) the Company's Class A Common Stock held in his accounts; and

              (ii) the Company's Class B Common Stock held in his accounts;


                                      14-9

         (c) If such person shall timely direct the Trustee with respect to the voting of shares of the Company's Class A Common Stock and the Company's Class B Common Stock held in his accounts, the Trustee shall exercise the right to vote such shares in accordance with such direction; but if he shall not so direct the Trustee, the decision of whether the shares subject to his direction shall be voted shall be made by the Trustee in its sole discretion;

         (d) If an account contains a fractional share of the Company's Class A Common Stock or the Company's Class B Common Stock, such share shall be aggregated with shares of the same type (i.e. Class A or Class B) for which the voting decision is the same, for voting purposes; but if there still remains a fractional share, such fractional share shall be voted only if permitted by the rules governing such voting and shall not be voted if fractional shares are not permitted to vote; and

         (e) In order to protect the anonymity of participants and others eligible to direct the Trustee with respect to the voting of shares of the Company's Class A Common Stock or the Company's Class B Common Stock, the Administrator shall establish a procedure for tallying and recording such directions which will not reveal to the Trustee, Company, any Participating Division or any affiliate of the Company, to the extent reasonably practicable under the circumstances, the identity of the participant or other person giving a particular direction.

                                      14-10

                                   ARTICLE XV
                                 ADMINISTRATION

         15.1 The Administrator shall be responsible for the general administration of this Trust and Plan and shall have all powers and duties granted to or imposed upon an "administrator" by ERISA. The Administrator shall have all such powers as may be necessary to carry out the provisions of this Trust and Plan and may, from time to time, establish rules for the administration of this Trust and Plan and the transaction of this Trust and Plan's business. In making any rule or determination, the Administrator or its representatives shall pursue uniform policies and shall not intentionally discriminate in favor of or against any employee or group of employees. Without limiting the foregoing, the Administrator shall have the following powers and duties:

                  (a) To enact such rules, regulations, and procedures and to prescribe the use of such forms as it shall deem advisable.

                  (b) To appoint or employ such agents, attorneys, actuaries, and assistants at the expense of the Trust Fund, as it may deem necessary to keep its records or to assist it in taking any other action.

                  (c) To interpret this Trust and Plan, and to resolve ambiguities, inconsistencies, and omissions, to determine any question of fact, to determine the right to benefits of, and amount of benefits, if any, payable to, any person in accordance with the provisions of this Trust and Plan, and to decide questions of eligibility.

                  (d) To direct the Trustee to make payments of benefits as they become due. Any such direction to the Trustee shall be in writing and signed by an authorized representative of the Administrator.


                                      15-1

         15.2 An Appeals Committee consisting of three (3) or more members shall be appointed by the Board of Directors of the Company to serve at the pleasure of such Board of Directors. Members of the Committee may be officers, directors, stockholders, or employees of the Company or an affiliate and may, but need not be, participants under this Trust and Plan. The members of the Committee shall be reimbursed for expenses incurred by them in the performance of their duties hereunder but shall serve without compensation as such.

         The Committee shall appoint a Chairman from among its members and may appoint a Secretary who may, but need not be, a member of the Committee. The Secretary shall keep written minutes of the meetings and actions of the Committee.

         Any action expressed from time to time by a vote at a meeting, or expressed in writing after notice to all members of the Committee, may be done by a majority of the members of the Committee at the time acting hereunder; and such action shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all the members of the Committee at the time in office.

         15.3 If any participant, any beneficiary, or the authorized representative of a participant or beneficiary shall file an application for benefits hereunder and such application is denied by the Administrator, in whole or in part, he shall be notified in writing of the specific reason or reasons for such denial. The notice shall also set forth the specific Trust and Plan provisions upon which the denial is based, an explanation of

                                      15-2
the provisions of Section 15.4 hereof, and any other information deemed necessary or advisable by the Administrator.

         15.4 Any participant, any beneficiary, or any authorized representative of a participant or beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Administrator may upon written notice to the Committee request a review by the Committee of such denial of his application. Such review may be made by written briefs submitted by the applicant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Committee. The Committee may, in its sole discretion, appoint from its members an Appeal Examiner to conduct such review. Any hearing conducted by an Appeal Examiner shall be held in such location as shall be reasonably convenient to the applicant. Any hearing conducted by the Committee shall be held in the Corporate Headquarters of the Company, unless the Committee shall specify otherwise. The date and time of any such hearing shall be designated by the Committee or the Appeal Examiner upon not less than seven (7) days' notice to the applicant and the Administrator unless both of them accept shorter notice. The Committee or the Appeal Examiner shall make every effort to schedule the hearing on a day and at a time which is convenient to both the applicant and the Administrator. The Committee may, in its sole discretion, establish such rules of procedure as it may deem necessary or advisable for the conduct of any such review or of any such hearing. After the review has been completed, the Committee or the Appeal Examiner shall render a decision in writing, a copy of which shall be sent to both the applicant and

                                      15-3
the Administrator. In rendering its decision, the Committee or the Appeal Examiner shall have full power and discretion to interpret this Trust and Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the applicant in accordance with the provisions of this Trust and Plan. Such decision shall set forth the specific reason or reasons for the decision and the specific Trust and Plan provisions upon which the decision is based and, if the decision is made by an Appeal Examiner, the rights of the applicant or the Administrator to request a review by the entire Committee of the decision of the Appeal Examiner. Either the applicant or the Administrator may request a review of an adverse decision of the Appeal Examiner by filing a written request with the Committee within thirty (30) days after they receive a copy of the Appeal Examiner's decision. The review of a decision of the Appeal Examiner shall be conducted by the Committee in accordance with the procedures of this Section . There shall be no further appeal from a decision rendered by a quorum of the Committee.

         15.5 The interpretations, determinations and decisions of the Administrator, Appeal Examiner and Committee shall, except to the extent provided in Section 15.4 hereof, be final and binding upon all persons with respect to any right, benefit and privilege hereunder. Except as otherwise provided in ERISA, the review procedures of said Section 15.4 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise. In any event, a participant

                                      15-4
or beneficiary must exhaust the review procedures of Section 15.4 hereof prior to the commencement of any such action.

         15.6 The Company, Administrator, Appeal Examiner, Committee, Board of Directors, Trustee and their respective officers, members, employees and agents shall have no duty or responsibility under this Trust and Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto. None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them. In no event shall the Company, Administrator, Appeal Examiner, Committee, Board of Directors or their respective officers, members, employees and agents be deemed to have any duty or responsibility with respect to the holding, safekeeping, investment, reinvestment and administration of the Trust Fund.

         15.7 Except as otherwise provided in ERISA, the Administrator, Committee, Board of Directors, Appeal Examiner, and their respective officers and members shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Trust and Plan. The Company shall indemnify, defend, and hold harmless the Administrator, Committee, Board of Directors, Appeal Examiner, and their respective officers, employees, members and agents, for all acts taken or omitted in carrying out their responsibilities under the terms of this Trust and Plan or other responsibilities imposed upon such persons by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide

                                      15-5
indemnification for embezzlement or diversion of Trust funds for the benefit of any such persons, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code. The Company shall indemnify such persons for expenses of defending an action by a participant, beneficiary, government entity, or other persons, including all legal fees and other costs of such defense. The Company will also reimburse such a person for any monetary recovery in a successful action against such person in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Company, the Company shall indemnify such person for any monetary liability under said settlement.

                                      15-6

                                   ARTICLE XVI
                         PROHIBITION AGAINST ALIENATION

         16.1 Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article:

         (a) The words "alternate payee" shall mean any spouse, former spouse, child or other dependent of a participant or former participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, such participant's or former participant's account balances.

         (b) The words "domestic relations order" shall mean, with respect to any participant or former participant, any judgement, decree or order (including approval of a property settlement agreement) which both:

              (i) relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the participant or former participant; and

              (ii) is made pursuant to a State domestic relations law (including a community property law).

         (c) The words "qualified domestic relations order" shall mean a domestic relations order which satisfies the requirements of
              Section 414(p)(1)(A) of the Code.

         16.2 Neither any property nor any interest in any property held for the benefit of any participant, former participant or beneficiary shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the participant, former participant or beneficiary specifically authorized hereunder.

                                      16-1

         16.3 Section 16.2 hereof shall not apply to the creation, assignment or recognition of a right to any benefit under this Trust and Plan pursuant to a qualified domestic relations order and shall not apply to the payment of any benefits to an alternate payee pursuant to such an order.

         16.4 In the event this Trust and Plan is served with a domestic relations order, the Administrator shall promptly notify the participant or former participant and any alternate payee to whom such order relates of the receipt of such order and this Trust and Plan's procedures for determining whether such order is a qualified domestic relations order. Within a reasonable time after receipt of such domestic relations order, the Administrator shall determine whether such order is a qualified domestic relations order and shall notify the participant or former participant and each alternate payee of its determination.

         16.5 During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined, the Administrator shall direct the Trustee to credit the amounts which would have been payable to an alternate payee during such period if the order had been determined to be a qualified domestic relations order during such period to a segregated account under this Trust and Plan and to debit such amounts from the appropriate accounts of the participant or former participant. If the domestic relations order is determined to be a qualified domestic relations order within eighteen (18) months after this Trust and Plan is served with such domestic relations order, the Administrator shall hold and dispose of the amounts

                                      16-2
credited to the segregated account in accordance with the terms of the qualified domestic relations order. If:

         (a) it is determined that such domestic relations order is not a qualified domestic relations order; or

         (b) the issue with respect to whether such domestic relations order is a qualified domestic relations order is not resolved within eighteen (18) months after this Trust and Plan is served with such domestic relations order;

the Administrator shall transfer the amounts credited to the segregated account to the appropriate accounts maintained for the benefit of the person who would have been entitled to such amounts if this Trust and Plan had never been served with such domestic relations order. If eighteen (18) months have elapsed since this Trust and Plan was served with such domestic relations order and such order is subsequently determined to be a qualified domestic relations order, such order shall only be applied prospectively.

         16.6 The amounts credited to any segregated account which has been created under Section 16.4 hereof after this Trust and Plan has been served with a domestic relations order shall be invested in such of the investment funds established pursuant to Article VI hereof as the Administrator shall direct until it is determined whether such domestic relations order is a qualified domestic relations order.

         16.7 Any participant, former participant or alternate payee who is affected by a domestic relations order served upon this Trust and Plan may, upon written notice to the Committee appointed pursuant to Article XV hereof, request a review by such Committee of the Administrator's determination with respect to the

                                      16-3
qualification or lack of qualification of such domestic relations order. Any such review by the Committee shall be subject to the rules and procedures set forth in Article XV hereof.

                                      16-4

                                  ARTICLE XVII
                            AMENDMENT AND TERMINATION

         17.1 This Trust and Plan may be modified, altered, amended, changed or terminated by the Company at any time by action of its Board of Directors as evidenced by an instrument in writing executed in the name of the Company by one
(1) or more duly authorized officers of the Company, but no rights of participants, former participants or beneficiaries receiving benefits under this Trust and Plan and no other vested rights under this Trust and Plan shall in any way be modified except that such rights may be modified if such a modification is necessary to establish or to continue the qualified status of this Trust and Plan under the terms of Section 401 of the Code or its successor section or sections. This Trust and Plan may be modified and amended retroactively, if necessary, to secure exemption effective on the effective date under Section 401 of the Code. No amendment shall be binding on the Trustee until the receipt of such amendment by the Trustee.

         17.2 Upon termination of this Trust and Plan all assets of the Trust Fund after deduction therefrom of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee shall be allocated among the then existing accounts. Each such account shall be allocated that portion of such assets of each investment fund which bears the same relationship to the total of such assets as the amount then standing credited to such account which

                                      17-1
represents the interest of such account in such investment fund bears to the total amounts then standing credited to all accounts which represent the interest of such accounts in such investment fund. All such amounts allocated to the accounts of a participant or former participant at the time of termination of this Trust and Plan shall be fully vested and nonforfeitable. The amounts thus allocated shall be forthwith distributed to the participant or former participant for whose benefit the accounts were established if he is living on the date of termination, or if he shall have died before distribution, in accordance with the provisions of Article XI hereof.

         17.3 Upon the partial termination of this Trust and Plan or upon complete discontinuance of contributions to this Trust and Plan by the Company, all amounts allocated at the time of such partial termination or complete discontinuance to the accounts of participants affected by such partial termination or complete discontinuance shall be fully vested and nonforfeitable. However, after any such partial termination or complete discontinuance of contributions, the Trustee shall continue to administer this Trust and Plan in the manner in which this Trust and Plan was administered before any such partial termination and a participant shall only be entitled to receive benefits upon the occurrence of an event which under the terms of this Trust and Plan would entitle him to receive such benefits. For purposes of this Section , no event shall be a "partial termination" unless: (a) the Company has so designated such event in a writing delivered to the Trustee; or (b) such event has been finally and expressly determined to be a

                                      17-2
partial termination within the meaning of Section 411(d) of the Code in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

                                      17-3

                                  ARTICLE XVIII
                          LIMITATIONS ON CONTRIBUTIONS

         18.1 The amount of salary deferral contributions under this Trust and Plan shall be subject to several limitations. These limitations are as follows:

         (a) Salary deferral contributions shall be subject to the individual dollar limit described in Section 18.2 hereof;

         (b) Salary deferral contributions shall be subject to the deferral percentage limit set forth in Section 18.3 hereof;

         (c) Salary deferral contributions shall be subject to the deductibility limit set forth in Section 18.4 hereof; and

         (d) Salary deferral contributions shall be subject to the limitation on annual additions set forth in Article XIX hereof.

         18.2 The salary deferral contributions with respect to the taxable year of a participant plus similar amounts contributed on a similar basis by any other employer (whether or not related to the Company) required by law to be aggregated with his salary deferral contributions under this Trust and Plan shall not exceed Nine Thousand Two Hundred Forty Dollars ($9,240.00), plus any adjustment for cost-of-living after 1995 as determined pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code.

         In the event that the salary deferral contributions for a participant's taxable year exceed such limit, or in the event that the Administrator shall receive notice from a participant by the March 1 next following the close of a participant's taxable year

                                      18-1
that his salary deferral contributions, together with similar contributions under plans of other employers shall have exceeded such limit, the Administrator shall cause the amount of excess contributions, together with any earnings allocable to such excess contributions, to be refunded to the participant by the following April 15th. The amount of any such refund shall be debited from the participant's salary deferral account.

         18.3 Salary deferral contributions made on behalf of a participant for a plan year shall be limited so that the average deferral percentage for the highly compensated employees who are eligible to become participants shall not exceed an amount determined based upon the average deferral percentage for the employees who are eligible to become participants but are not highly compensated employees, as follows:

                   (A)                                      (B)

         Average Deferral                        Limit on Average Deferral
         Percentage for Employees                Percentage for Employees
         Eligible to Participate                 Eligible to Participate
         who are not Highly                      who are Highly
         Compensated                             Compensated

         Less than 2%                            2 times Column (A)
         2% or more but less than 8%             Column (A) plus 2%
         8% or more                              1.25 times Column (A)

         18.4 In no event shall the amount of all salary deferral contributions exceed the maximum amount allowable as a deduction under Section 404(a)(3) of the Code or any statute of similar import. This limitation shall not apply to employer contributions which may be required in order to provide the minimum contributions described in Article XX hereof for any plan year in which this Trust and Plan is top-heavy.

                                      18-2

         18.5 In the event that the limitations set forth in Section 18.2 or
18.3 hereof shall be exceeded, the Administrator shall take action to reduce future salary deferral contributions made pursuant to Article V hereof. Such action may include a reduction in the future rate of salary deferral contributions of any highly compensated participant pursuant to any legally permissible procedure. In the event that such action shall fail to prevent the excess, prior salary deferral contributions made pursuant to Article V hereof shall be distributed to the participant on whose behalf such contributions were made. In the event of such a distribution, the salary deferral account of such participant shall be debited with the amount of such distribution. Any such adjustments made in participants' accounts shall be made in a uniform manner for similarly situated participants.

         18.6 For purposes of this Article, the following definitions and special rules shall apply:

         (a) "deferral percentage" shall mean for a participant for any plan year a fraction:

              (i) the numerator of which shall equal the total of the salary deferral contributions made on his behalf for such plan year; and

              (ii)      the denominator of which shall equal the sum of (A) plus
                        (B) plus (C) where:

                        (A) equals his Total Remuneration for such plan year;
                            and

                        (B) equals the salary deferral contributions made on his
                            behalf for such plan year; and

                        (C) equals other amounts excludable from gross income
                            under Section 125, 402(e)(3), 402(h) or 403(b) of
                            the Code.


                                      18-3

         (b) "family" shall mean, with respect to any employee, such employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascen- dants or descendants.

         (c) "family aggregation" as described in this subparagraph (e) shall apply for purposes of the deferral percentage limit set forth in
              Section 18.3 hereof. If any individual is a member of the family of a five percent (5%) owner or of a highly compensated employee in the group consisting of the ten (10) highly compensated employees paid the greatest Total Remuneration by the Company and all affiliates during the plan year, then:

              (i) such individual shall not be considered a separate employee;
                  and

              (ii) any such Total Remuneration paid to such individual by a the
                  Company and all affiliates (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the five percent (5%) owner or highly compensated employee.

         (d) "highly compensated employee" shall mean an employee who is a "highly compensated employee" for a plan year as described in
              Section 414(q) of the Code which is hereby incorporated by reference and who is described for informational purposes herein as an employee during a plan year if either:

              (i) during the preceding plan year, he:

                  (A) was at any time a five percent (5%) actual or constructive owner of a the Company and its affiliates;

                  (B) received Total Remuneration from the Company and its
                      affiliates greater than One Hundred Thousand Dollars ($100,000.00) (plus any increase for cost of living after 1995 as determined by the Secretary of the Treasury or his delegate);

                  (C) received Total Remuneration from the Company and its
                      affiliates greater than Sixty-Six Thousand Dollars ($66,000.00) (plus any increase for cost of living after 1995 as determined by the Secretary of the Treasury or his delegate) and was

                                      18-4
                      in the "top paid group" of employees of the Company and its affiliates for such plan year; or

                  (D) was at any time an officer of the Company or one of its affiliates and received Total Remuneration greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such plan year (plus any increase for cost of living after 1995 as determined by the Secretary of the Treasury or his delegate); or

              (ii) during the current plan year, he either:

                      (A) was at any time a five percent (5%) or more actual or
                          constructive owner of the Company and its affiliate;
                          or

                      (B) was one of the one hundred (100) highest paid
                          employees of the Company and its affiliates for the current plan year and meets the requirements of
                          (i)(B), (i)(C) or (i)(D) above for the current plan year.

         (e) "officers" shall be all officers of the Company or an affiliate subject to the following:

              (i) The total number of employees treated as officers shall be limited to the lesser of:

                  (A) fifty (50); or

                  (B) the greater of three (3) employees or ten percent (10%) of all employees of the Company and all affiliates; but

              (ii) If no employee would be described as an officer pursuant to subparagraph (f)(i)(D) above, the highest paid officer shall be treated as described in such subparagraph.

         (f) "top paid group" shall mean a group consisting of the top paid twenty percent (20%) of the employees of the Company and all affiliates ranked on the basis of Total Remuneration from the Company and all affiliates paid during the plan year. In determining the members of the top paid group, the following employees shall be excluded:


                                      18-5

              (i)   employees who have not completed six (6) months service;

              (ii) employees who normally work less than seventeen and one-half (17-1/2) hours per week;

              (iii) employees who normally work during not more than six (6)
                    months during any year;

              (iv)  employees who have not attained age twenty-one (21);

              (v) except to the extent provided in regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company or any affiliate; and

              (vi) employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from a the Company or any affiliate which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

              The Company may elect (in such manner as may be provided by the Secretary of the Treasury or his delegate) to apply subparagraph
              (i), (ii), (iii), or (iv) by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such subparagraph.

         (g)  "Total Remuneration" shall mean compensation as defined in
              Section 2.9 hereof but including a participant's compensation during periods in which he is not an active participant.



                                      18-6

                                   ARTICLE XIX
                         LIMITATION ON ANNUAL ADDITIONS

         19.1 Notwithstanding anything contained in this Trust and Plan to the contrary, in no event shall a participant's annual additions and annual amount of retirement benefits be greater than the maximum allowable amounts determined in accordance with Section 415 of the Code, taking into account paragraph (e) of said Section 415, Section 1106 of the Tax Reform Act of 1986, Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982 and Section 2004(d) of ERISA which are, respectively, incorporated herein by reference.

         19.2 In the event a participant, who would otherwise be credited with excess annual additions, benefits or projected benefits is also a participant under the Company's Stock Ownership Trust and Plan and/or the Company's Retirement Income Plan II, adjustment under Section 415 of the Code shall be made in the following order:

         (a) first, projected benefits under the Company's Retirement Income Plan II shall be reduced;

         (b) second, accrued benefits under the Company's Retirement Income Plan II shall be reduced;

         (c) third, annual additions which consist of salary deferral contributions hereunder shall be reduced pro rata; and

         (d) fourth, annual additions under the Company's Stock Ownership Trust and Plan shall be reduced.

Notwithstanding the foregoing, in the event a participant's excess annual benefits or projected benefits would only result in a

                                      19-1
violation under Section 415(b) of the Code, his benefits under the Company's Retirement Income Plan II shall be reduced in the order set forth in subparagraphs (a) and (b) above. Furthermore, in the event a participant's excess annual additions would only result in a violation under Section 415(c) of the Code, his annual additions shall be reduced under the Company's defined contribution plans, including this Trust and Plan, in the order set forth in subparagraphs (c) and (d) above.

         19.3 For purposes of calculating the maximum allowable amounts under
Section 19.1 hereof, a participant's "limitation year" shall mean the calendar year and his "compensation" shall mean all amounts paid to him in payment for services rendered by him to the Company or any affiliate which may be taken into account for purposes of determining limitations on annual additions and benefits under Section 415 of the Code and any lawful regulations thereunder and includible in gross income during the limitation year.

         19.4 In the event that, after the application of any other provisions of this Trust and Plan and any provisions of the retirement plans described in
Section 19.2 hereof, there still remain, as a result of a reasonable error in estimating a participant's compensation or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section , salary deferral contributions which, if contributed on behalf of a participant, would be in excess of the limits on annual additions set forth in Section 19.1 hereof, such salary deferral

                                      19-2
contributions, together with any earnings, shall be distributed to said participant.

                                      19-3

                                   ARTICLE XX
                              TOP-HEAVY PROVISIONS

         20.1 During any plan year that this Trust and Plan is top-heavy, as determined in accordance with Section 20.2 hereof, the special restrictions contained in Sections 20.3 and 20.4 hereof shall apply.

         20.2 This Trust and Plan shall be considered to be top-heavy in any plan year if, as of the determination date for such plan year, all the aggregation groups of which this Trust and Plan is a member are top-heavy groups. In the event that in any plan year this Trust and Plan is a member of an aggregation group which is not a top-heavy group, this Trust and Plan shall not be considered to be top-heavy for such plan year.

         For purposes of determining the foregoing, the following terms shall be defined as follows:

         (a) "determination date" shall mean for the first plan year, its last day, and shall mean, for any other plan year, the last day of the preceding plan year;

         (b)  "key employee" shall mean a "key employee" as described in
              Section 416(i) of the Code which is hereby incorporated by reference and who is described for informational purposes herein as any employee, former employee or beneficiary who at any time during the plan year or the four (4) preceding plan years is:

              (i) an officer of the Company or an affiliate having total remuneration (as defined in Section 20.2(g) hereof) for the plan year of determination greater than fifty percent (50%) of the amount specified in Section 415(b)(1)(A) of the Code (plus any increase for cost-of-living after 1995 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his

                                      20-1
                    delegate pursuant to Section 415(d) of the Code);

              (ii) a one-half of one percent (.5%) actual or constructive owner of the Company or any affiliate who owns one of the ten (10) largest interests in the Company or any affiliate and who is an employee of the Company or an affiliate having total remuneration (as defined in Section 20.2(g) hereof) greater than Thirty Thousand Dollars ($30,000.00) or, if greater, the amount specified in Section 415(c)(1)(A) of the Code (plus any increase for cost-of-living after 1995 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to
                    Section 415(d) of the Code);

              (iii) a five percent (5%) actual or constructive owner of the
                    Company or any affiliate; or

              (iv) a one percent (1%) actual or constructive owner of the Company or any affiliate having total remuneration (as defined in Section 20.2(g) hereof) from the Company and all affiliates for the plan year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

              provided that any such employee also performed service for the Company or an affiliate during the five (5) plan year period ending on the determination date; and provided that an amount held for the beneficiary of a key employee who is deceased shall be deemed to be an amount held for a key employee;

         (c) "non-key employee" shall mean any employee, former employee or beneficiary who is not a key employee including any employee or beneficiary who was formerly a key employee;

         (d) "permissive aggregation group" shall mean the required aggregation group plus one (1) or more other plans to which the Company or any affiliate makes contributions which, when considered as a group with the required aggregation group, would continue to comply with Sections 401(a)(4) and 410 of the Code;

         (e) "required aggregation group" shall mean each defined benefit plan and each defined contribution

                                      20-2
                           plan of the Company or any affiliate in which a key employee is a participant in the plan year containing the determination date or in any of the four (4) preceding plan years and each other defined benefit plan and each other defined contribution plan which, during said plan years, enables such plans to meet the requirements of Section 401(a)(4) or 410 of the Code, including for this purpose each defined benefit plan and each defined contribution plan of the Company or any affiliate which was terminated during any of said plan years;

         (f) "top-heavy group" shall mean any aggregation group if the sum, as of the determination date, of:

              (i) the aggregate value of the account balances of key employees under all defined contribution plans included in such group; and

              (ii) the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group;

                   exceeds sixty percent (60%) of a similar sum determined for all participants, former participants and beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the determination date and subject to appropriate adjustments under said Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of a participant be increased by the aggregate distributions with respect to such participant during the five (5) year period ending on the determination date;

         (g) "total remuneration" shall mean, for any participant, all amounts paid to him in payment for services rendered by him to the Company or any affiliate which may be taken into account for purposes of determining limitations on annual additions and benefits under
              Section 415 of the Code and any lawful regulations thereunder; provided that total remuneration shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00) (plus any adjustment for cost-of-living or otherwise as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17) and 415(d) of the Code) and provided further that in

                                      20-3
              determining the foregoing limit, the family aggregation rules contained in Section 2.9 hereof shall apply; and

         (h) "valuation date" shall mean:

              (i) in the case of a defined contribution plan, a date as of which account balances are valued; and

              (ii) in the case of a defined benefit plan, a date as of which liabilities and assets are valued for computing plan costs for purposes of determining the plan's minimum funding requirements under Section 412 of the Code.

         In making any of the aforementioned calculations, contributions due but unpaid as of the determination date shall be included in determining the value of account balances. In addition, the present value of cumulative accrued benefits shall be determined as if they accrued no more rapidly than the slowest rate of accrual permitted under the fractional rule of Section 411(b)(1)(C) of the Code utilizing the actuarial factors and assumptions set forth in the defined benefit plans included in the aggregation groups. Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies, and benefits not relating to retirement benefits such as pre-retirement death and disability benefits and post retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.

         20.3 During any plan year that this Trust and Plan is top-heavy, the Company or a Participating Division shall make a minimum contribution to this Trust and Plan on behalf of each non-key employee who meets all of the following requirements:

                                      20-4

         (a)  he is not covered by a collective bargaining agreement;

         (b) he is a participant on the last day of such plan year or was a participant whose employment terminated on or as of said date, irrespective of whether he has completed one thousand (1,000) hours for the Company or an affiliate during such plan year; and

         (c) he is not a participant in a defined benefit pension plan that provides him with a minimum accrued benefit (regardless of whether such accrued benefit is offset by benefits under this Trust and
              Plan) which satisfies the requirements of Section 416(c)(1) of the Code.

The minimum contribution to be made hereunder for such a non-key employee shall be an amount which when added to the contributions allocable to such non-key employee under all other defined contribution plans of the Company or any affiliate shall cause such total contributions to be at least equal to the lesser of:

              (i) three percent (3%) of the non-key employee's total remuneration (as defined in Section 20.2(g) hereof) during the plan year; or

              (ii) the largest percentage of total remuneration provided to any key employee by the contributions of the Company or any affiliate for such plan year.

In determining the percentage set forth in subparagraph (ii) above, salary reduction amounts which are excluded from the taxable income of a key employee under Code Section 402(e)(3) shall be taken into account, but such amounts, together with any related matching contributions, shall not be taken into account with respect to non-key employees in determining compliance with this Section. However, Company contributions made pursuant to Section 8.5 of the Company's Stock Ownership Trust and Plan shall not be taken into

                                      20-5
account when determining the Company contributions required under this Section.

         20.4 During any plan year that this Trust and Plan is top-heavy the limitations on annual additions and annual benefits under Section 415 of the Code, described in Section 19.1 hereof, shall be reduced as described in
Section 416(h) of the Code. The Company and the Participating Divisions will not make the additional contributions permitted by Section 416(h)(2) of the Code to increase the limits under Section 415(e) of the Code.

                                      20-6

                                   ARTICLE XXI
                                  MISCELLANEOUS

         21.1 In the event the Company shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Trust and Plan, the Trust and Plan created hereunder shall terminate and the Trustee shall make distributions as provided in Section 17.2 hereof.

         21.2 In the event this Trust and Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each participant shall be entitled to receive, if this Trust and Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Trust and Plan had then terminated, in accordance with Section 414(l) of the Code and Section 208 of ERISA.

         21.3 Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Trust and Plan, shall be construed as entitling any participant to be continued in the employ of the Company or any affiliate for any period of time nor as obliging the Company or any affiliate to keep any participant in its employ for any period of time, nor shall any employee of the Company or any affiliate nor anyone else have any rights whatsoever, legal or equitable, against

                                      21-1
the Company or any affiliate or the Trustee as a result of this Trust and Plan except those expressly granted to him hereunder.

         21.4 No contribution or payment by the Company to the Trustee of this Trust and Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of the Company or any affiliate, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the participants and their beneficiaries under this Trust and Plan, except that the Trustee shall return to the Company upon written request of the Company:

              (a) any contributions made by the Company by a mistake of fact, provided such contributions are returned to the Company within one (1) year after the date such contributions were made;

              (b) any contributions made for plan years during which this Trust and Plan does not initially qualify under Section 401(a) of the Code, provided such contributions are returned to the Company within one (1) year after the date of denial of qualification, but only if an application for determination was made with the Internal Revenue Service by the time prescribed by law for filing the Company's tax return for the taxable year in which this Trust and Plan was adopted, or on such later date as the Secretary of the Treasury may prescribe; and

              (c) any contributions, to the extent that their deduction is disallowed under Section 404 of the Code, provided that such disallowed contributions are returned to the Company within one (1) year after the disallowance of the deduction.

         21.5 If any provision of this Trust and Plan shall require the consent of the spouse of a participant, such consent shall be in writing with the signature of the spouse notarized or witnessed by the Administrator. Notwithstanding any provision hereof to the contrary, the consent of the spouse shall not be

                                      21-2
necessary if it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations. Any consent given by a spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such participant.

         21.6 Notwithstanding any provision of this Trust and Plan to the contrary, the Administrator, where required by law or where it deems appropriate in its sole discretion, may require spousal consent for any actions taken, elections made, or the exercise of any rights by a married participant under this Trust and Plan. Any consent by a spouse pursuant to this Section shall be made in accordance with Section 21.5 hereof.

         21.7 Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

         21.8 This Trust and Plan shall be construed under and in accordance with the laws of the State of Ohio and of the United States of America.

         21.9 If the Internal Revenue Service determines that this Trust and Plan does not initially qualify under Section 401(a) of the Code or any statute of similar import, or fails or refuses to issue a favorable determination letter with respect thereto or with respect to the taxable year of the Company ending on December 31, 1996, all initial contributions made by the Company to this Trust

                                      21-3
and Plan shall be returned to the Company by the Trustee, provided that the application for determination was made with the Internal Revenue Service by the time prescribed by law for filing the Company's tax return for the taxable year in which this Trust and Plan was adopted, or such later date as the Secretary of the Treasury may prescribe. This Trust and Plan may be modified and amended retroactively, if necessary, to secure exemption under Section 401(a) of the Code.

         21.10 In the event that amounts representing salary deferral contributions are returned to the Company pursuant to the provisions of Sections 21.4 and 21.9 hereof, the Company shall make payments to the participants on whose behalf such salary deferral contributions were made equal to the total of such refunded amounts.

         21.11 Any distribution made hereunder to a distributee shall be made directly to such distributee unless he elects a direct rollover pursuant to the second paragraph of this Section ; provided, however, that the distributee must acknowledge in writing that he understands that any payment which includes more than two hundred dollars ($200.00) in cash and which, under Code Section 402(c), is eligible to be rolled over to an eligible retirement plan will be subject to withholding taxes.

         Each distributee shall have the right to direct that any distribution which, under Code Section 402(c), qualifies as an eligible rollover distribution be transferred directly to an eligible retirement plan. A distributee may direct that part of the distribution be transferred directly to an eligible retirement

                                      21-4
plan and the balance be paid to him, provided that the amount directly transferred to the eligible retirement plan shall be at least five hundred dollars ($500.00). A distributee is not permitted to direct that his distribution be transferred directly to more than one eligible retirement plan. In the event that a distributee fails to make any direction, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.

               Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:

         (a) "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

              (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more;

              (ii) any distribution to the extent such distribution is required under Section 12.4 hereof which reflects the requirements under Section 401(a)(9) of the Code; and

              (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) "eligible retirement plan" shall mean:

              (i) an individual retirement account described in Section 408(a) of the Code;

              (ii) an individual retirement annuity described in Section 408(b) of the Code;


                                      21-5

              (iii) an annuity plan described in Section 403(a) of the Code; or

              (iv)  a qualified trust described in Section 401(a) of the Code;

              that accepts the distributee's eligible rollover distribution.

              Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse of a deceased employee, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c)  "distributee" shall mean:

              (i)   an employee or former employee; and

              (ii) an employee's or a former employee's surviving spouse and an employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 16.1(c) hereof, without regard to the interest of the spouse or former spouse.

         (d) "direct rollover" shall mean a payment by this Trust and Plan to the eligible retirement plan specified by the distributee.



                                      21-6

         IN WITNESS WHEREOF, FIGGIE INTERNATIONAL INC. by its appropriate officers duly authorized, and WILMINGTON TRUST COMPANY have caused this Trust and Plan to be executed as of the _______ day of _______________, 1995.

                              FIGGIE INTERNATIONAL INC.

                                       ("Company")


                              By_____________________________


                              And____________________________



                              WILMINGTON TRUST COMPANY

                                       ("Trustee")


                              By_____________________________


                              And____________________________





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